            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------
FOR THIS TYPE OF                    GIVE THE SOCIAL
ACCOUNT:                            SECURITY NUMBER OF:
--------------------------------------------------------------
       1.  An individual's account  The individual
       2.  Two or more individuals  The actual owner of the
           (joint account)          account or, if combined
                                    funds, any one of the
                                    individuals(1)
       3.  Husband and wife         The actual owner of the
           (joint account)          account or, if joint
                                    funds, either person(1)
       4.  Custodian account of a   The minor(2)
           minor (Uniform Gift to
           Minors Act)
       5.  Adult and minor          The adult or, if the minor
           (joint account)          is the only contributor,
                                    the minor(1)
       6.  Account in the name of   The ward, minor, or
           guardian or committee    incompetent person(3)
           for a designated ward,
           minor, or incompetent
           person
       7.  a. The usual revocable   The grantor-trustee(1)
              savings trust
              account (grantor is
              also trustee)
           b. So-called trust       The actual owner(1)
              account that is not
              a legal or valid
              trust under State
              law
       8.  Sole proprietorship      The owner(4)
           account
--------------------------------------------------------------


-------------------------------------------------------------
                                   GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:          IDENTIFICATION NUMBER OF--
-------------------------------------------------------------
       9.  A valid trust, estate,  The owner(4)
           or pension trust        Legal entity (Do not
                                   furnish the identifying
                                   number of the personal
                                   representative or trustee
                                   unless the legal entity
                                   itself is not designated
                                   in the account title.)(5)
      10.  Corporate account       The corporation
      11.  Religious, charitable,  The organization
           or educational
           organization account
      12.  Partnership account     The partnership
           held in the name of
           the business
      13.  Association, club, or   The organization
           other tax-exempt
           organization
      14.  A broker or registered  The broker or nominee
           nominee
      15.  Account with the        The public entity
           Department of
           Agriculture in the
           name of a public
           entity (such as a
           State or local
           government, school
           district, or prison)
           that receives
           agricultural program
           payments
-------------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.


    Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individual), or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

o A corporation.

o A financial institution.


o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended ("the Code"), or an individual retirement plan.


o The United States or any agency or instrumentality thereof.

o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency, or instrumentality thereof.

o An international organization or any agency, or instrumentality thereof.

o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

o A real estate investment trust.


o A common trust fund operated by a bank under section 584(a) of the Code.



o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.


o An entity registered at all times under the Investment Company Act of 1940.

o A foreign central bank issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:


o Payments to nonresident aliens subject to withholding under section 1441 of the Code.


o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o Payments described in section 6049(b)(5) to nonresident aliens.

o Payments on tax-free covenant bonds under section 1451.

o Payments made by certain foreign organizations.

o Payments of mortgage interest to you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

PRIVACY ACT NOTICE.--Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.